Exhibit 99.1

Ritter Pharmaceuticals Reports Fourth Quarter and Full Year 2016 Financial Results and Provides Business Update

LOS ANGELES (February 27, 2017) – Ritter Pharmaceuticals, Inc. (NASDAQ: RTTR) (“Ritter Pharmaceuticals” or the “Company”), a leading developer of novel therapeutic products that modulate the human gut microbiome to treat gastrointestinal diseases, today reported financial results for the fourth quarter and full year ended December 31, 2016.

Recent Highlights

●	Last patient dosing and all monitoring visits of the Company’s Phase 2b/3, 377 subject clinical trial of lead product candidate, RP-G28, for the treatment of lactose intolerance was completed on schedule in October 2016;

●	Initiated a 12-month extension study to evaluate the long-term durability of RP-G28 on a subset of Phase 2b/3 clinical trial patients in October 2016;

●	Presented at the 4th Microbiome R&D Business Collaboration Forum in October 2016;

●	Raised gross proceeds of approximately $5 million, in an underwritten public offering in October 2016 to support operations and other general corporate purposes;

●	CNBC Article published: “A Race to Turn Trillions of Our Own Bacterial into Medical Breakthroughs,” by Andrew Ritter was published in November 2016;

●	Presented at the 9th Annual LD Micro Main Event in December 2016;

●	Clinical microbiome data from the Company’s Phase 2a clinical trial of RP-G28 in patients with lactose intolerance was published in the Proceedings of the National Academy of Science in January 2017;

●	Appointed William Merino, Ph.D., to the Company’s Board of Directors in January 2017;

●	Rang the closing bell at NASDAQ in January 2017;

●	Established a partnership with the University of Nebraska and Dr. Amanda Ramer-Tait to study the role of the microbiome and RP-G28 in metabolic syndrome in January 2017; and

●	Established a partnership with Dr. B Brett Finlay from the Michael Smith Laboratories at the University of British Columbia to study the role of the microbiome and RP-G28 in environmental enteropathy.

“2016 was a significant year for Ritter Pharmaceuticals as we were able to successfully initiate and complete our Phase 2b/3 clinical trial in less than 8-months, hitting our target completion date and putting us in a position for anticipated data readout in the first quarter of 2017,” said Michael D. Step, Chief Executive Officer of Ritter Pharmaceuticals.

Andrew J. Ritter, President of Ritter Pharmaceuticals, added, “This year, we look forward to advancing RP-G28 into Phase 3 as we near one step closer to developing RP-G28 as the first FDA approved treatment for lactose intolerance, while we also continue to look at expanding our product development efforts in additional indications.”

Fourth Quarter and Full Year 2016 Financial Results

For the fourth quarter of 2016, Ritter Pharmaceuticals reported a net loss attributable to common stockholders of approximately $7.6 million compared to a net loss of approximately $2.2 million for the fourth quarter of 2015. Basic and diluted net loss per share was $0.74 for the three months ended December 31, 2016 compared to basic and diluted net loss per share of $0.27 for the same period in 2015.

For the year ended December 31, 2016, Ritter Pharmaceuticals reported a net loss attributable to common stockholders of approximately $18.4 million compared to a net loss of approximately $9.2 million for the year ended December 31, 2015. Basic and diluted net loss per share was approximately $2.04 for the year ended December 31, 2016 compared to basic and diluted net loss per share of approximately $3.11 for the same period in 2015.

Research and development expenses for the fourth quarter of 2016 totaled approximately $6.2 million compared to approximately $676,000 for the fourth quarter of 2015. This increase was due to the Phase 2b/3 clinical trial.

For the year ended December 31, 2016, research and development expenses totaled approximately $13.3 million compared to approximately $2.3 million for the year ended December 31, 2015. The increase in research and development expenses was attributable to the Phase 2b/3 clinical study in 2016.

General and administrative expenses for the fourth quarter of 2016 were approximately $1.3 million, compared to approximately $1.5 million for the fourth quarter of 2015.

For the year ended December 31, 2016, general and administrative expenses were approximately $4.9 million, compared to approximately $6.4 million for the year ended December 31, 2015. The decrease in general and administrative expenses was primarily due to lower stock based compensation expenses and continued cost containment measures.

For the year ended December 31, 2016, total operating expenses were $18.4 million, compared to approximately $8.9 million for the year ended December 31, 2015.

As of December 31, 2016, Ritter Pharmaceuticals had cash and cash equivalents of approximately $7.0 million.

About Ritter Pharmaceuticals

Ritter Pharmaceuticals, Inc. (www.RitterPharma.com, @RitterPharma) develops novel therapeutic products that modulate the gut microbiome to treat gastrointestinal diseases. Its lead product, RP-G28, has the potential to become the first FDA-approved treatment for lactose intolerance, a condition that affects millions worldwide. The company is further exploring the functionality and discovering the therapeutic potential gut microbiome changes may have on treating/preventing a variety of conditions including: gastrointestinal diseases, immuno-oncology, metabolic, and liver disease.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to our ability to bring RP-G28 to market. Management believes that these forward-looking statements are reasonable as and when made. However, such statements involve a number of known and unknown risks and uncertainties that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with the drug development process generally, including the outcomes of planned clinical trials and the regulatory review process. For a discussion of certain risks and uncertainties affecting Ritter Pharmaceuticals’ forward-looking statements, please review the Company’s reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2016. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. These statements are based on management’s current expectations and Ritter Pharmaceuticals does not undertake any responsibility to revise or update any forward-looking statements contained herein, except as expressly required by law.

Contacts
Ellen Mochizuki

310-203-1000

ellen@ritterpharma.com

RITTER PHARMACEUTICALS, INC.

STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(unaudited)
Operating costs and expenses:
Research and development	$6,180,311	$676,211	$13,292,488	$2,260,297
Patent costs	72,626	83,430	272,514	243,463
General and administrative	1,348,117	1,543,967	4,881,725	6,404,643
Total operating costs and expenses	7,601,054	2,303,608	18,446,727	8,908,403
Operating loss	(7,601,054)	(2,303,608)	(18,446,727)	(8,908,403)

Other income:
Interest income	10,413	17,719	60,879	40,876
Other income	—	63,074	1,214	79,756
Total other income	10,413	80,793	62,093	120,632
Net loss	$(7,590,641)	$(2,222,815)	$(18,384,634)	$(8,787,771)

Cumulative preferred stock dividends	—	—	—	(327,569)
Accretion of discount on Series C preferred stock	—	—	—	(63,283)
Net loss applicable to common shareholders	$(7,590,641)	$(2,222,815)	$(18,384,634)	$(9,178,623)

Net loss per common share ― basic and diluted	$(0.74)	$(0.27)	$(2.04)	$(3.11)

Weighted-average common shares outstanding — basic and diluted	10,219,941	8,095,593	8,993,317	2,946,792

RITTER PHARMACEUTICALS, INC.

BALANCE SHEETS

	December 31, 2016	December 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$7,046,282	$15,819,566
Prepaid expenses	156,752	189,136
Total current assets	7,203,034	16,008,702

Other assets	10,326	10,326
Property and equipment, net	23,542	20,688
Total Assets	$7,236,902	$16,039,716

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,896,368	$739,357
Accrued expenses	1,222,735	614,141
Other liabilities	14,736	1,223
Total current liabilities	3,133,839	1,354,721

Stockholders’ equity
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 25,000,000 shares authorized; 11,619,197 and 8,582,004 shares issued and outstanding as of December 31, 2016 and December 31, 2015, respectively	11,619	8,582
Additional paid-in capital	49,559,020	41,759,355
Accumulated deficit	(45,467,576)	(27,082,942)
Total stockholders’ equity	4,103,063	14,684,995

Total Liabilities and Stockholders’ Equity	$7,236,902	$16,039,716